                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 11, 2000, relating to the consolidated financial statements of Servicesoft, Inc., which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.







/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
August 24, 2000